Exhibit 24.1

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Mandy L. Moldovan and Daniel J. Worley, signing singly, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 officer and/or director of Owens Realty Mortgage, Inc. (the "Company") and/or 10% holder of the Company's capital stock, Forms 3, 4, and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of July 2018.
Signature: /s/ Steven D. Hovde

 Name: Steven D. Hovde